EXHIBIT 99.1

LED Lighting, Maintenance and EV Charging Solutions Provider Orion’s

Q2’24 Revenue Rose 17% to $20.6M; Maintains 30% Revenue Growth Outlook for FY 2024

Manitowoc, WI – November 7, 2023 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, maintenance services and electric vehicle (EV) charging station solutions, today reported results for its fiscal 2024 second quarter (Q2’24) ended September 30, 2023. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q2 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q2’24	Q2’23	Change	Q1’24	Q4’23	Q3'23
Revenue	$20.6	$17.6	$3.0	$17.6	$21.6	$20.3
Gross Profit	$4.6	$4.4	$0.1	$3.2	$4.7	$4.8
Gross Profit %	22.2%	25.3%	(306 bps)	18.0%	21.9%	23.6%
Net Loss (1)	($4.4)	($2.3)	($2.1)	($6.6)	($5.1)	($24.1)
Net Loss per share (1)	($0.14)	($0.07)	($0.07)	($0.21)	($0.16)	($0.75)
Adjusted EBITDA (2)	($2.2)	($1.5)	($0.7)	($4.4)	($1.6)	($1.6)
Cash & Equivalents	$4.0	$12.5	($8.5)	$8.2	$16.0	$8.1

(1) Q3’23 Net Loss & EPS reflect $17.8M non-cash charge recording a valuation allowance against Deferred Tax Assets. Q2’24, Q1’24, Q4’23 and Q3’23 also include $1.1M, $1.1M, $2.5M and $1.5M of earnout expense related to the Voltrek acquisition, respectively.

(2) See Adjusted EBITDA reconciliation below.

Financial Highlights

•
EV charging solutions revenue rose to $3.4M in Q2’24 vs. $1.2M in Q1’24 and no revenue in the year ago quarter prior to the acquisition of Voltrek. The business has made solid strides building out its national team and growing a pipeline of significant EV opportunities which position it for continued growth in the second half of fiscal 2024.
•
Maintenance services revenue rose 5% to $3.6M in Q2’24 vs. $3.4M in Q2’23 and decreased slightly vs. $3.8M in Q1’24, benefiting from a new 3-year agreement to provide preventative lighting maintenance services for a customer’s approximately 2,000 retail locations nationwide. Management has renegotiated pricing on three of its four most significant legacy contracts, which in the wake of rising costs were no longer profitable.
•
LED Lighting revenue increased to $13.6M in Q2’24 vs. $12.6M in Q1’24 and decreased slightly vs. $14.1M in Q2’23 as larger projects for national customers began to engage near the end of Q2’24. LED projects that began ramping in Q2’24 and are expected to make material contributions to the balance of FY 2024 include a $9.6M European retrofit project for the Department of Defense (DoD); an outdoor lighting project for Orion’s largest customer; and an LED lighting project in the warehouse/logistics sector, among others. Additionally,

Orion anticipates continued growth from its Energy Service Company (ESCO) and electrical contractor distribution channels.
•
Orion closed Q2’24 with $12.9M of financial liquidity, comprised of $4.0M of cash and cash equivalents and $8.9M net availability on its credit facility.

CEO Commentary

Orion CEO Mike Jenkins commented, “Q2 revenue grew 17% both sequentially and year-over-year, reflecting increasing activity across our businesses which should accelerate meaningfully over the balance of FY’24. Our Voltrek EV charging solutions revenue rose to $3.4M, reflecting the benefits of investments we have made to position it for accelerating growth and an expanded national reach. Our maintenance services business delivered year-over-year growth, benefiting from a new 3-year agreement with Orion’s largest customer. We also commenced installation activity for our $9.6M turnkey LED lighting retrofit contract for the DoD in Europe, which we expect to be substantially completed this fiscal year.

“Within our lighting business, we have several other larger retrofit projects anticipated for this year, including a large project for a global technology customer. We also expect continued growth within our Energy Service Company (ESCO) and electrical contractor distribution businesses over the balance of FY’24. To enhance our reach in these markets, we recently launched several new products featuring Orion’s industry leading quality, design, and energy efficiency that are competitively positioned in the value segment of the new construction and retrofit markets. These include our new TritonProTM LED retrofit high-bay lighting fixtures, as well as our new Harris exterior LED lighting products. Initial feedback has been strong and to date we have achieved over $1.0M in revenue from these products and are seeing increasing market interest.

“Our maintenance services business also delivered year-over-year revenue growth though we continue to face profitability headwinds due to pricing on certain Stay-Lite legacy contracts which are no longer profitable due to a range of recent inflationary cost impacts. We are committed to returning this business to a solid margin profile, even if it requires that we allow certain contracts to expire, if we can’t get realistic pricing.

“Orion continues to differentiate its product and service offerings from the competition with a combination of industry leading service, product quality and energy efficiency. Our high-value solutions, significant return on investment profile, technical expertise and industry leading customer service have enabled us to develop a growing base of long-term customer relationships across multiple vertical markets through our go to market models of turnkey, ESCO and agent / distribution partners.

“Over the past two years we have diversified our business into new complementary areas including maintenance services and EV charging solutions to provide even greater value to customers. These new capabilities provide new avenues for growth through a range of cross selling opportunities across our expanded customer base.

“We have already secured projects leveraging our maintenance and EV charging solutions to create new revenue opportunities with existing customers, and we believe these synergies offer substantial future revenue potential going forward. In summary, our expanded array of solutions is expected to deliver meaningful growth in FY’24, and we believe we are well positioned to build on that platform in the years to come.”

Business Outlook

•
Orion continues to expect FY 2024 revenue growth of 30% or more to approximately $100M, with the bulk of the increase occurring in the second half of the year.
•
EV is anticipated to strengthen in 2H FY24 due to increased project activation and equipment sales through partners.

•
LED lighting growth is also anticipated in 2H FY’24 from a range of large national account projects currently underway or anticipated over the balance of the fiscal year. These include the balance of the $9.6M DoD European retrofit project; an outdoor lighting project for Orion’s largest customer; and continued ramp from projects for a large warehouse/logistics sector customer.

Financial Results

Orion’s Q2’24 revenue was $20.6M vs. $17.6M in Q2’23, mainly reflecting the addition of Voltrek and maintenance revenue growth, partially offset by lower lighting revenues. Lighting segment volume primarily reflects the variable timing of larger LED lighting projects. Several larger projects commenced and began to ramp in Q2’24, including the European DoD project and a large outdoor lighting project.

Gross profit improved to $4.6M, compared to $4.4M in Q2’23, despite a decline in gross profit percentage to 22.2% versus 25.3%. Orion was able to improve the Q2’24 gross profit percentage on products to 30.1% from 27.6%, benefitting from higher-margin new product sales and the impact of higher overall sales volume on fixed cost absorption. However, Q2’24 gross margin on services was -2.4% vs. 18.8% a year ago, reflecting the impact of inflationary pressures on legacy, multi-year fixed price maintenance services contracts. Certain of Stay-Lite’s contracts have pricing that is insufficient to absorb cost increases that have occurred since 2021. Orion is working to implement price increases to reflect the current environment for new and existing contracts as they renew. These initial steps drove a sequential increase in service margin in Q2’24 from -11.2% in Q1’24. Orion is committed to adjusting maintenance contract pricing and returning the segment to gross profit margins more in line with the overall company, even if this requires not renewing unprofitable contacts.

Total operating expenses increased to $8.7M in Q2’24 from $7.4M in the prior-year period, primarily due to $1.5M of increased SG&A expenses reflecting the addition of Voltrek operations. Voltrek operating expenses included $1.1M of expense related to the earnout accrual and $0.2M of intangible amortization in Q2’24.

Orion’s Q2’24 net loss was ($4.4M), or ($0.14) per share, including the $1.1M earnout accrual associated with Voltrek vs. a net loss of ($2.3M), or ($0.07) per share in the prior-year period.

Balance Sheet and Cash Flow

Orion ended Q2’24 with $45.3M of current assets, including $4.0M of cash and cash equivalents, $16.1M of accounts receivables, and $20.2M of inventory. Net of current liabilities, working capital was $16.2M. Orion had financial liquidity of $12.9M at the close of Q2’24, reflecting its cash position plus $8.9M of net credit facility availability. Orion had $10.0M of borrowings outstanding on its credit facility at quarter end.

Orion used cash of $4.0M in operating activities in Q2’24, reflecting operating results and a $1.5M earnout payment, partially offset by positive working capital inflows. Orion believes it is in a good position to fund its operations and growth objectives across each of its business segments.

Webcast/Call Detail

Date / Time: Tuesday, November 7th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BId0bbd47c7d8a45ebac4be8fb6a17e4ee

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN #.

Webcast / Replay: https://edge.media-server.com/mmc/p/9m58j8sn

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$4,025	$15,992
Accounts receivable, net	16,117	13,728
Revenue earned but not billed	1,827	1,320
Inventories, net	20,160	18,205
Prepaid expenses and other current assets	3,153	1,116
Total current assets	45,282	50,361
Property and equipment, net	10,368	10,470
Goodwill	1,484	1,484
Other intangible assets, net	5,464	6,004
Other long-term assets	3,232	3,260
Total assets	$65,830	$71,579
Liabilities and Shareholders’ Equity
Accounts payable	$15,561	$13,405
Accrued expenses and other	11,612	10,552
Deferred revenue, current	1,864	480
Current maturities of long-term debt	12	17
Total current liabilities	29,049	24,454
Revolving credit facility	10,000	10,000
Long-term debt, less current maturities	—	3
Deferred revenue, long-term	451	489
Other long-term liabilities	3,690	3,384
Total liabilities	43,190	38,330
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2023 and March 31, 2023; no shares issued and outstanding at September 30, 2023 and March 31, 2023	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2023 and March 31, 2023; shares issued: 41,973,543 at September 30, 2023 and 41,767,092 at March 31, 2023; shares outstanding: 32,503,320 at September 30, 2023 and 32,295,408 at March 31, 2023	—	—
Additional paid-in capital	161,321	160,907
Treasury stock, common shares: 9,470,223 at September 30, 2023 and 9,471,684 at March 31, 2023	(36,235)	(36,237)
Retained deficit	(102,446)	(91,421)
Total shareholders’ equity	22,640	33,249
Total liabilities and shareholders’ equity	$65,830	$71,579

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Product revenue	$15,588	$12,833	$29,259	$26,316
Service revenue	4,998	4,727	8,940	9,150
Total revenue	20,586	17,560	38,199	35,466
Cost of product revenue	10,897	9,287	20,956	19,672
Cost of service revenue	5,120	3,838	9,503	7,805
Total cost of revenue	16,017	13,125	30,459	27,477
Gross profit	4,569	4,435	7,740	7,989
Operating expenses:
General and administrative	5,040	3,945	10,779	7,699
Acquisition related costs	3	333	56	347
Sales and marketing	3,312	2,649	6,608	5,538
Research and development	382	451	862	965
Total operating expenses	8,737	7,378	18,305	14,549
Loss from operations	(4,168)	(2,943)	(10,565)	(6,560)
Other income (expense):
Other income	12	1	12	—
Interest expense	(192)	(16)	(368)	(33)
Amortization of debt issue costs	(25)	(16)	(49)	(31)
Interest income	—	—	2	—
Total other expense	(205)	(31)	(403)	(64)
Loss before income tax	(4,373)	(2,974)	(10,968)	(6,624)
Income tax expense	15	(643)	57	(1,458)
Net loss	$(4,388)	$(2,331)	$(11,025)	$(5,166)
Basic net loss per share attributable to common shareholders	$(0.14)	$(0.07)	$(0.34)	$(0.17)
Weighted-average common shares outstanding	32,502,566	31,330,030	32,424,623	31,240,475
Diluted net loss per share	$(0.14)	$(0.07)	$(0.34)	$(0.17)
Weighted-average common shares and share equivalents outstanding	32,502,566	31,330,030	32,424,623	31,240,475

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(11,025)	$(5,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	707	663
Amortization of intangible assets	540	104
Stock-based compensation	415	987
Amortization of debt issue costs	47	31
Deferred income tax	—	(1,620)
Loss on sale of property and equipment	45	10
Provision for inventory reserves	283	175
Provision for credit losses	190	20
Other	(2)	117
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(2,579)	233
Revenue earned but not billed	(507)	1,075
Inventories	(2,238)	2,808
Prepaid expenses and other assets	(2,056)	448
Accounts payable	2,154	(3,954)
Accrued expenses and other	1,365	(2,486)
Deferred revenue, current and long-term	1,346	(40)
Net cash used in operating activities	(11,315)	(6,595)
Investing activities
Cash to fund acquisition, net of cash received	—	55
Purchases of property and equipment	(747)	(442)
Additions to patents and licenses	—	(10)
Proceeds from sale of property, plant and equipment	100	—
Net cash used in investing activities	(647)	(397)
Financing activities
Payment of long-term debt	(7)	(8)
Proceeds from revolving credit facility	—	5,000
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	—	(2)
Proceeds from employee equity exercises	2	56
Net cash (used in) provided by financing activities	(5)	5,046
Net decrease in cash and cash equivalents	(11,967)	(1,946)
Cash and cash equivalents at beginning of period	15,992	14,466
Cash and cash equivalents at end of period	$4,025	$12,520

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net loss	$(4,388)	$(6,637)	$(5,116)	$(24,059)	$(2,331)
Interest	192	174	208	64	16
Taxes	15	42	45	19,391	(643)
Depreciation	361	346	395	311	309
Amortization of intangible assets	274	266	280	269	52
Amortization of debt issue costs	25	24	26	16	16
EBITDA	(3,521)	(5,785)	(4,162)	(4,008)	(2,581)
Stock-based compensation	227	188	177	448	733
Acquisition related costs	3	53	(75)	493	333
Earnout expenses	1,125	1,125	2,500	1,500	—
Adjusted EBITDA	(2,166)	(4,419)	(1,560)	(1,567)	(1,515)